UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2018

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8450 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        On July 13, 2018, Jerome L. Goldman, a member of the Board of Directors (the “Board”) of Verso Corporation (the “Company”), informed the Board of his decision not to stand for re-election to the Board at the 2018 Annual Meeting (as defined below). Mr. Goldman has served as a member of the Board since 2016 and stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices. Mr. Goldman intends to serve as a director of the Company for the remainder of his existing term until the 2018 Annual Meeting.

Item 8.01.	Other Events.

Annual Meeting Date

On July 14, 2018, the Board set September 24, 2018 as the date of its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and the close of business on August 13, 2018 as the record date for determining the stockholders entitled to receive notice of and entitled to vote at the 2018 Annual Meeting.

Because the date of the 2018 Annual Meeting is more than 60 days after the one-year anniversary of Verso’s 2017 annual meeting of stockholders, the deadline for the submission of stockholder proposals and director nominees for consideration at the 2018 Annual Meeting is extended. Proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2018 Annual Meeting should be submitted in writing to Verso Corporation, Attention: Corporate Secretary, 8540 Gander Creek Drive, Miamisburg, Ohio 45342. Notice of all proposals and nominations by stockholders, whether or not intended for inclusion in the proxy statement for the 2018 Annual Meeting, to be timely, must be delivered to, or mailed and received by, Verso’s Corporate Secretary on or before 5 p.m. (EDT) on July 28, 2018. Any stockholder proposal or director nomination delivered or received after 5 p.m. (EDT) on July 28, 2018 will be untimely and will not be properly brought before the 2018 Annual Meeting. Proposals by stockholders and submissions by stockholders of director nominees must also comply with the procedures set forth in Verso’s Bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Size of Board of Directors

As previously reported, on October 9, 2017, Verso announced that Robert M. Amen had decided not to stand for re-election at the Company’s 2018 Annual Meeting. In connection with Mr. Amen’s and Mr. Goldman’s respective departures and to eliminate the resulting vacancies, the Board, by resolution in accordance with the Company’s Amended and Restated Bylaws, has reduced its size from seven to five directors, effective upon the election of directors at the 2018 Annual Meeting. As a result, the number of directors who will stand for election at the 2018 Annual Meeting has been reduced from seven to five.

On July 18, 2018, the Company issued a press release relating to these matters which is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on July 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2018

VERSO CORPORATION

By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release issued by the Company on July 18, 2018.